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                                                                    EXHBIT 10.17
                                                                    ------------


                             MOAI TECHNOLOGIES, INC.
                                 25 Lusk Street
                             San Francisco, CA 94107


                                  July 21, 1999

Reuters Holdings Switzerland SA
153 route de Thonon
1245 Collonge-Bellerive
Switzerland


     In consideration of the purchase by Reuters Holdings Switzerland SA (together with any affiliates with respect to which Reuters Holdings Switzerland SA owns, directly or indirectly, 50% or more of the outstanding voting power and which Reuters Holdings Switzerland SA may designate from time to time, "Reuters") of 789,474 shares of Series C Convertible Preferred Stock of Moai Technologies, Inc. (the "Company"), pursuant to a Stock Purchase Agreement dated July 21, 1999, the Company and Reuters agree to the terms and obligations of this letter agreement ("Agreement").

1.   PRODUCT AND TECHNOLOGY RIGHTS
     -----------------------------

     1.1  Development Plans.  Upon the request of Reuters given from time to
          -----------------
time and at reasonable intervals, the Company shall provide Reuters with a written summary of current and future development plans and product and technology roadmaps of the Company and each of its subsidiaries in existence from time to time ("Subsidiaries"); provided, however, that the Company shall be obligated to provide such information only to the extent the Company provides such information generally to licensees of its beta or full customer release products.

     1.2  Technology Call/MFN Pricing.
          ---------------------------

     The Company and each of its Subsidiaries shall provide Reuters with the right and opportunity to license the Company's and each of its Subsidiary's beta and full customer release products (including without limitation any new versions or releases of such products) at the same time as the Company and its Subsidiaries commence licensing such products to third parties; provided, however, that the Company shall not be obligated to license any beta versions of the Company's products to Reuters unless Reuters qualifies as a beta customer using the Company's generally applicable criteria.

     In providing Reuters with the opportunity to license such products, the Company and its Subsidiaries shall offer and make available to Reuters terms in respect thereof that are no less favorable as a whole to Reuters than those previously extended by the Company and its Subsidiaries to any other person similarly situated and using the product, for a business purpose, in a manner and on a scale similar to the use contemplated by Reuters.
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2.   MOST FAVORED BIDDER.
     -------------------

     Each of the Company and Reuters agrees that in the event the Company or any of its Subsidiaries seeks to obtain news or data feeds of the type currently provided by Reuters to its customers which news or data feeds are intended for use by the Company or any of its Subsidiaries internally or as part of a commercial web site operated by the Company or any of its Subsidiaries, the Company agrees to approach Reuters and negotiate in good faith an arrangement under which the Company or any of its Subsidiaries would obtain such news or data feeds from Reuters. The objective of these discussions will be to have the Company and its Subsidiaries obtain such news and data feeds from Reuters to the extent such news and data feeds satisfy the Company's requirements and can be obtained on terms that are as competitive as other commercially available sources.

3.   STRATEGIC PARTNER.
     -----------------

     Except with respect to any partner or investor who, together with its affiliates, is engaged primarily in the business of providing debt or equity financing, the Company agrees that Reuters shall have a right of first offer with respect to: (a) the issuance and sale for financing purposes to any person (including any strategic or financial investor) other than the Company, and any employees, officers, consultants or directors of any such subsidiary, of securities of any subsidiary formed by the Company for the purpose of expanding the Company's or any subsidiary's activities or operations into Europe or Asia, or any part of either of the foregoing, and (b) the issuance and sale for financing purposes to any person (including any strategic or financial investor) other than the Company of any equity interest in any joint venture entity (regardless of the form of such entity) formed by the Company for the purpose of expanding the Company's or any subsidiary's activities or operations into Europe or Asia (each an "Expansion Transaction"). The foregoing right of first offer shall expire as to the issuance and sale of securities or equity interests by a given subsidiary or joint venture entity if the Company and Reuters shall have failed to reach agreement on mutually acceptable terms therefor within twenty
(20) days after the commencement of good faith negotiations thereof (which negotiations shall commence within five days after the Company notifies Reuters of the proposed Expansion Transaction), provided that the Company shall have continued to negotiate in good faith with Reuters during the entirety of such twenty (20) day period and provided further that each such twenty (20) day period shall be reduced to five business days in the event the Company wishes to explore the possibility of a similar arrangement with any third party in which such third party has approached the Company and indicated its interest in exploring such an arrangement (provided that such reduction in time shall not apply if any such interest expressed by any third party was preceded by solicitation by the Company of such interest).


4.   TERMINATION.
     -----------

     This Agreement shall terminate upon the earlier of (a) June 30, 2002, (b) the closing of the sale, conveyance, or other disposition or encumbrance of all or substantially all of the Company's assets or business or the merger into or consolidation with any other entity (other than a wholly-owned subsidiary corporation) or any other transaction or series of related transactions in which at least fifty percent (50%) of the voting power of the Company is disposed

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of (other than a merger effected exclusively for the purpose of changing the domicile of the Company), (c) the date on which Reuters no longer owns at least two percent of the Company's outstanding shares of Common Stock calculated assuming the conversion and exercise of all outstanding convertible and exercisable securities (without regard to any vesting requirements), and (d) with respect to Section 3 only, the effective date of the Company's registration statement filed under the Securities Act of 1933, as amended, for the sale of its securities to the public at a public offering price of not less than $11.40 per share and which results in gross aggregate cash proceeds to the Company of at least $20,000,000.

     5.   CONFIDENTIALITY.
          ---------------

     Reuters agrees to comply and cause all of its affiliates to comply with the following confidentiality obligations.

     5.1. Definition of Confidential Information.  "Confidential Information"
          --------------------------------------
means any oral, written, graphic or machine-readable information including, but not limited to, that which relates to patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, software (including source and object code), hardware configuration, computer programs, algorithms, future development plans and product and technology roadmaps, business plans, agreements with third parties, services, customers, marketing or finances of the Company or any Subsidiary, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, is confirmed in writing as having been disclosed as confidential or proprietary within a reasonable time (not to exceed thirty (30) days) after the oral disclosure, or which information would, under the circumstances, appear to a reasonable person to be confidential or proprietary. Notwithstanding any failure to so identify it, all information provided pursuant to Section 1 above shall be Confidential Information.

     5.2. Nondisclosure of Confidential Information.
          ------------------------------------------

          (a) Reuters agrees not to use any Confidential Information disclosed to it by the Company or any of the Company's Subsidiaries for its own use or for any purpose other than to determine whether or not to license the Company's products. Reuters shall not disclose or permit disclosure of any Confidential Information of the Company to third parties or to employees of Reuters, other than directors, officers, employees, consultants and agents of Reuters who are required to have the information in order to determine whether or not to license the Company's products. Reuters agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the Company and its Subsidiaries in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. Such measures shall include, but not be limited to, the highest degree of care that Reuters utilizes to protect its own Confidential Information of a similar nature, which shall be no less than reasonable care. Reuters further agrees to notify the Company in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of the Company's or any of its Subsidiaries Confidential Information which may come to Reuters's attention.

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          (b) Exceptions.  Notwithstanding the above, Reuters shall not have
              ----------
liability to the Company or any of its Subsidiaries with regard to any Confidential Information which:

              (i) was in the public domain at the time it was disclosed by the Company or any of its Subsidiaries or has entered the public domain through no fault of Reuters;

              (ii) was known to Reuters, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

              (iii) is disclosed with the prior written approval of the Company;

              (iv) is independently developed by Reuters without use of any of the Confidential Information; or

              (v) is disclosed pursuant to applicable laws or regulations or the order or requirement of a court, administrative agency, or other governmental body; provided, however, that Reuters shall provide prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure.

     5.3. No Duplication; Return of Materials.  Reuters agrees, except as
          -----------------------------------
otherwise expressly authorized by the Company, not to make any copies or duplicates of any Confidential Information.

     5.4. No Rights Granted.  Nothing in this Agreement shall be construed as
          -----------------
granting any rights under any patent, copyright or other intellectual property right of the Company or any of its Subsidiaries, nor shall this Agreement grant Reuters any rights in or to the Company's or any of its Subsidiaries' Confidential Information.

6.   MISCELLANEOUS.
     -------------

     6.1  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     6.2  Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     6.3  Amendments and Waivers.  This Agreement may not be amended or modified
          ----------------------
without the written consent of Reuters and the Company, nor shall any waiver be effective against any party unless in a writing executed on behalf of such party.

     6.4. Severability.  If any provision of this Agreement shall be declared
          ------------
void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     6.5  Other Obligations.  The Company represents and warrants that it has
          -----------------
not undertaken and covenants that neither it nor any subsidiary will undertake any obligation to any

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third party which would prohibit or conflict with the obligations undertaken to
Reuters in this clause.

     6.6  Equitable Relief.  Each of the Company  and Reuters acknowledges that
          ----------------
a breach by it of its obligations hereunder will cause irreparable harm to the other. Accordingly, each of Reuters and the Company acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by the other of the provisions contained herein, that nonbreaching party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate performance hereunder, without the necessity of showing economic loss and without any bond or other security being required.

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     If the foregoing accurately sets forth the agreements that the Company and
Reuters have reached with respect to the subject matter hereof, please indicate your agreement to the terms contained herein by countersigning in the place indicated below.

                                           Sincerely,


                                           MOAI TECHNOLOGIES, INC.

                                           By:    /s/ Anne Perlman
                                              ----------------------------------
                                           Name:  Anne Perlman
                                                --------------------------------
                                           Title: President and CEO
                                                 -------------------------------


AGREED AND ACCEPTED:

REUTERS HOLDINGS SWITZERLAND SA

By: _____________________________

Name:____________________________

Title:___________________________

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